                                                        Exhibit (10)(iii)(A)(16)
                                                           to Form 10-K for 1993


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the 3lst day of December, 1993 between Cincinnati Bell Inc., an Ohio corporation with its principal place of business in Cincinnati, Ohio ("Employer" or "CBI"), and James F. Orr, an individual residing in Ohio ("Employee").

                                   WITNESSETH

     WHEREAS, Employee wishes to be employed by Employer and Employer wishes to employ Employee, all pursuant to the terms hereof; and

     WHEREAS, Employer intends to retain the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal Revenue Code of 1986, as it may from time to time be amended or restated.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

     1. EMPLOYMENT. Employer employs Employee and Employee accepts employment upon the terms and conditions hereinafter set forth. For purposes of this Agreement, Employer shall include any entity to which this Agreement is assigned under Section 14.

     2. TERMS OF EMPLOYMENT. This Agreement shall continue in full force and effect commencing on December 31, 1993 (the "Effective Date") and ending on December 31, 1998 (the "Expiration Date"), unless this Agreement is earlier terminated in accordance with the provisions of Section 13 hereof.

     3.   DUTIES.

          (A) Employer agrees to employ Employee and Employee agrees to serve Employer as President and Chief Executive Officer of MATRIXX Marketing Inc.

("MATRIXX") or in such other capacity as may be determined from time to time by the President of CBI.

          (B) In connection with performing the services required in Section 3(A), Employee will be provided appropriate office space, a secretary and travel expenses as described in Section 5, hereof. The extent of such support resources will be agreed upon from time to time by Employee and the President of CBI.

          (C) Employee shall devote his entire time, attention, and energies to the performance of his duties under this Agreement. The words "entire time, attention, and energies" are intended to mean that Employee shall devote his full effort during reasonable working hours to the performance of his duties under this Agreement and shall devote at least 40 hours per week to the performance of his duties under this Agreement.

          (D) Employee shall not be required to change his current residence; however, Employee shall travel to such areas and places as are reasonably necessary in the performance of his duties.

     4.   COMPENSATION.

          (A) Employee shall receive a base salary (the "Base Salary") of at least $225,000 for each calendar year, subject to proration for any partial year, during the term of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

          (B) In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year after 1993 during which services are performed under this Agreement, subject to proration for any partial year during such term. Any Bonus for any calendar year shall be payable after the conclusion of such calendar year in accordance with Employer's regular bonus payment policies. Employee shall receive Bonuses as follows: for calendar years 1994, 1995 and 1996, a minimum Bonus of $50,000 per year, based on the results of CBI's earnings results as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI and for calendar years 1997 and 1998, a minimum Bonus of $50,000 per year, based on the results of CBI's earnings results as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI plus a minimum Bonus of $70,000 per year, based on the results of MATRIXX's earnings results as compared to its earnings commitment submitted to and approved by the President of CBI.

          (C) On at least an annual basis, Employee shall receive a formal performance review and be considered for salary and/or bonus increases.

     5.   EXPENSES.

          All reasonable and necessary expenses incurred by Employee in the course of the performance of his duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

     6.   BENEFITS.

          (A) Subject to approval by the Compensation Committee of the Board of Directors of CBI (the "Compensation Committee"), and while Employee remains employed hereunder, Employee shall be granted options to purchase a minimum of 20,000 common shares of CBI during each of calendar years 1994 through 1998. Such options for any calendar year shall be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") effective as of the date of the first meeting of the Compensation Committee during the calendar year. Such options shall further be subject to the terms of the 1988 Plan and to the same terms and conditions as are applied to options granted to similarly situated employees of CBI in the calendar year in which the option are granted to Employee. Pursuant to the terms of the 1988

Plan, such options will become immediately exercisable upon a Change in Control, as defined therein.

          (B) While the Employee remains in the employ of the Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs in which similarly situated employees of CBI are participating, including Retirement Savings Plan; Deferred Compensation Plan; vacation program; medical and dental plans; life, disability, accidental death, disability and travel insurance; parking; financial consultation and tax preparation up to $3,000 per year; cellular phone; annual physical; luncheon
club dues; and Cincinnati Bell Management Pension Plan.   In addition, Employer
shall provide Employee with the following benefits:

               (1) MINIMUM PENSION. If Employee remains employed under this Agreement through December 31, 1998, Employee shall be entitled to receive a monthly pension, commencing at age 55 (or, if he retires later, on the day following the date on which Employee retires from active service) and payable for the joint lives of Employee and his spouse, or if Employee is unmarried at the time payments begin, then for his life, in an amount not less than $40,000 per year. To the extent that Employee or Employee's spouse is also entitled to receive any benefit under Cincinnati Bell Management Pension Plan ("CBMPP") or any non-qualified pension plan or program maintained by CBI or MATRIXX (other than a deferred compensation plan under which Employee's current compensation is reduced in exchange for payments at or after termination of employment), the payments otherwise called for under the first sentence of this Section 6(B)(1) shall be reduced to reflect the value of the benefits payable to Employee and Employee's spouse under CBMPP and each such other non-qualified pension plan or program.

               (2) RETIREE MEDICAL BENEFITS. If Employee remains employed under this Agreement through December 31, 1998, upon his subsequent retirement Employee shall be entitled to participate in the retiree medical plans then available to similarly situated employees of CBI who retire after attaining age 60.

               (3) LONG TERM DISABILITY PLAN FOR SALARIED EMPLOYEES AND THE SICKNESS AND ACCIDENT DISABILITY BENEFIT PLAN. While Employee remains in the employ of Employer, Employer shall provide Employee with benefits which are at least equivalent to the benefits Employee would have been entitled to receive under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability Benefit Plan (a) assuming that he became eligible to participate in the plans on January 1, 1989 and (b) assuming that he was credited with 25 years of completed service as of January 1, 1989. The benefits payable under this Section 6(B)(3) shall be reduced by any benefits paid under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability Benefit Plan.

               (4) AUTOMOBILE. While Employee remains employed hereunder, Employee shall be given the use of a Buick Park Avenue automobile or its equivalent in accordance with current practice for similarly situated employees of CBI.

          (C) Subject to approval by the Compensation Committee, Employee shall receive a restricted stock award of 20,000 common shares of CBI. Such award shall be made under the 1988 Plan effective as of the date of the first meeting of the Compensation Committee in 1994 on the terms set forth in Exhibit A. Such shares shall be further subject to the terms of the 1988 Plan. Pursuant to the term of the 1988 Plan, the restrictions applicable to such shares will immediately lapse upon a Change in Control, as defined therein.

          (D) Notwithstanding anything contained herein to the contrary, the Base Salary and Bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under Employer's Sickness and Accident Disability Plan and Long Term Disability Plan for Salaried Employees or under
Section 6(B)(3) above.

          (E) Employer has guaranteed a loan made by The Fifth Third Bank to Employee. On or before January 31, 1994, Employee shall provide Employer with written evidence, satisfactory to it, that Employer has been released from its obligation to guarantee any loan made to Employee by The Fifth Third Bank.

     7.   AWARDS.

          (A) PERFORMANCE AWARD. In recognition of Employee's contribution to Employer and in full payment of Employer's obligation under the Employment Agreement with Employee in effect on December 30, 1993, Employee shall receive a payment of $2,400,000. This amount shall be reduced by applicable withholding for federal, state and local taxes and by withholding for any other amounts which are required by law or for which withholding has been directed by Employee. Such payment shall be made by December 31, 1993. Employee waives the right to receive any further compensation or bonus for 1993 and certifies that, to the best of his knowledge, MATRIXX' books conform to generally accepted accounting principles.

          (B) INCENTIVE AWARD. If the Cumulative Operating Income of MATRIXX and its subsidiaries for the period January 1, 1994 through December 31, 1996 equals or exceeds $55,800,000, Employee shall receive an Incentive Award. In order to compute the Cumulative Operating Income of MATRIXX: (1) the long term performance award of Employee and other long term incentive awards granted by MATRIXX will not be considered as an operating cost; and (2) the operating income of MATRIXX will be adjusted to offset any changes in accounting practices which would have the effect of reducing or increasing operating income when compared to the calculation of operating income under the accounting practices of CBI and MATRIXX which were in effect in 1993. The Incentive Award shall be determined by a formula. Under this formula the Incentive Award will equal $100,000 if Cumulative Operating Income is $55,800,000. If Cumulative Operating Income is in excess of $55,800,000 but less than or equal to $75,800,000, the Incentive Award will equal $100,000 plus 1% multiplied by the difference between $55,800,000 and Cumulative Operating Income. If Cumulative Operating Income is in excess of $75,800,000, the Incentive Award will equal $300,000 plus 2% multiplied by the difference between $75,800,000 and Cumulative Operating Income. The formula for calculating the Incentive Award is illustrated on Exhibit B, attached to this Agreement and made a part hereof. The Incentive Award shall be paid on February 28, 1997. The amount paid as the Incentive Award shall be reduced by applicable withholding for federal, state and local taxes and by withholding for any other amounts which are required by law or for which withholding has been directed by Employee.

     8.   CONFIDENTIAL INFORMATION AND MATERIALS.

          (A) As used herein, the term "confidential information and materials" refers to all information belonging to, used by or in the possession of Employer and MATRIXX now and in the future relating to their present and/or future business strategies, finances, methods of operation, customers, programs, marketing plans, developmental plans, inventions, developments and trade secrets of every kind and character; provided, however, that Employee shall not be obligated to treat as confidential any of the information described in this
Section 8(A) which is or becomes publicly available or readily ascertainable from public sources or any information in Employee's possession or knowledge prior to the Effective Date and not provided to him by Employer or MATRIXX.

          (B) Employee hereby acknowledges that all of the confidential information and materials are and shall continue to be the exclusive proprietary property of Employer and MATRIXX, whether or not prepared in whole or in part by Employee and whether or not disclosed to or entrusted to the custody of Employee. Employee further hereby acknowledges that all confidential information and materials (to which Employee has had access or which Employee has learned during his employment or to which Employee shall hereafter have access or which he shall hereafter learn) have been disclosed to Employee solely by virtue of Employee's employment with Employer and solely for the purpose of assisting him in performing his duties for Employer and MATRIXX.

          (C) Employee hereby agrees that Employee will not, either during the course of Employee's employment with Employer or at any time thereafter, disclose any confidential information or materials of Employer or MATRIXX, in whole or in part, to any person or entity, for any reason or purpose whatsoever, unless Employer and MATRIXX shall have given their written consent to such disclosure. Employee further agrees that Employee shall not use in any manner other than for and in the course of Employee's furtherance of Employer's and MATRIXX's business, any confidential information or materials of Employer or MATRIXX for Employee's own purposes or for the benefit of any other person or entity except Employer or MATRIXX, whether such use consists of the duplication, removal, oral use or disclosure, or the transfer of any confidential information or materials in any manner, or such other unauthorized use in whatever manner, unless Employer and MATRIXX shall have given their prior written consent to such use.

     9. NEW DEVELOPMENTS. Employee agrees that during the term of this Agreement, Employee will promptly disclose to Employer and MATRIXX any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs and other things which may be of assistance to Employer or MATRIXX, whether patentable or unpatentable, relating to or arising out of any developments, services or products, or pertaining to in any manner, the business of Employer or MATRIXX, and made or conceived by Employee, alone or with others, while employed by Employer, whether or not conceived or made during his regular working hours (collectively referred to hereinafter as the "New Developments"). Employee further agrees that all New Developments shall be and shall remain the sole and exclusive property of Employer and MATRIXX and that Employee shall, upon the request of Employer or MATRIXX, and without further compensation, do all lawful things reasonably necessary to ensure Employer's or MATRIXX's ownership of such New Developments, including without limitation the execution of any necessary documents assigning and transferring to Employer, MATRIXX or their assigns all of Employee's right, title and interest in and to such New Developments, and the rendering of assistance in the execution of all necessary documents required to enable Employer or MATRIXX to file and obtain patents, trademarks and copy rights in the United States and foreign countries on any of such New Developments; provided, however, that all expenses relating to the foregoing shall be borne by Employer or MATRIXX.

     10. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon cessation of his employment, for whatever reason and whether voluntary or involuntary, he will immediately surrender to Employer or MATRIXX all of Employer's or MATRIXX's property and other things of value in his possession or in the possession of any person or entity under his control, that are the property of Employer or MATRIXX including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer or MATRIXX.

     11. REMEDIES. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer and MATRIXX and the information disclosed to Employee during and by virtue of his employment, that Employee's commitments and obligations to Employer and MATRIXX herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement will cause the non-breaching party irreparable injury and damage, and consequently the non-breaching party shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

     12. COVENANT NOT TO COMPETE. For the period ending on the second anniversary of (i) the date of cessation of Employee's employment under this Agreement or (ii) the date of the last payment of compensation to Employee, if Employee's employment ceases as a result of a Terminating Disability pursuant to
Section 13(A), whether during or at the end of the term of this Agreement, or for whatever time within that period found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer, Employee will not, himself or together with other persons, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of or become an employee or consultant of or to any business that engages in the business of providing telemarketing services or any other business of any type in which Employee is involved on behalf of Employer or MATRIXX immediately prior to the date of termination of this Agreement. This restriction will apply throughout the continental United States and in any foreign jurisdiction in which MATRIXX operates at the time Employee's employment ceases or whatever geographic scope found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer.

     Employee hereby agrees (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of Employer, and (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that Employer will be entitled to injunctive relief in the event of any such breach. Nothing herein stated shall be construed as prohibiting Employer from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this Agreement, including the recovery of damages from Employee.
     13.  TERMINATION.

          (A) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees or under Section 6(B)(3) hereof, as the case may be, (the "Plans") over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability"). If Employer or Employee elects to so terminate this Agreement in the event of a Terminating Disability, (i) such termination shall be effective immediately upon the giving of written notice by the terminating party to the other, and (ii) Employer shall pay Employee his accrued compensation hereunder, whether Base Salary, Bonus or otherwise (subject to offset for any amounts received pursuant to the Plans), to the date of termination, and (b) for as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which

Employee is then participating. If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect and the payment of the Performance Award shall ultimately be made as if such disability had never arisen. This Agreement terminates immediately and automatically on the death of Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder whether Base Salary, Bonus or otherwise to the date of death. In addition, upon Employee's death or Terminating Disability, Employee or his estate shall be entitled to take whatever actions with respect to Employee's stock options as may be permitted by the terms thereof, or by the plan under which such options were granted, upon such death or disability.

          (B) Employer may terminate this Agreement immediately in the event that Employee is wilfully negligent in the performance of his duties or in the event of Employee's conviction of a criminal act.

          (C) Employer may terminate this Agreement upon 60 days written notice for any reason other than those set forth in Sections 13(A) and (B). In the event of termination by Employer prior to 1996 for any reason other than as set forth in Section 13(A) or (B), Employer shall pay Employee the greater of (1) two times Employee's Base Salary in effect on the date of termination, or (2) the compensation due Employee under Section 4 over the remainder of the term of this Agreement. In the event of termination by Employer during 1996 for any reason other than as set forth in Section 13(A) or (B), Employer shall pay Employee two times Employee's base salary in effect on the date of termination plus a portion of the restricted stock awarded to Employee under Section 6(C), prorated for the portion of the term of this Agreement actually completed, and a portion of the Incentive Award under Section 7(B), calculated as though Employee had continued in Employer's service until December 31, 1996, prorated for the portion of the period December 31, 1993 through December 31, 1996 actually completed by Employee. In the event of termination by Employer after 1996 for any reason other than as set forth in Section 13(A) or (B), Employer shall pay Employee two times Employee's Base Salary in effect on the date of termination.

          (D) If Employee resigns prior to the Expiration Date and within 90 days after a Change in Control of CBI or MATRIXX, this Agreement shall thereupon terminate. In the case of CBI, "Change in Control" means a change in control as defined in the 1988 Plan. In the case of MATRIXX, "Change in Control" means a change of ownership in which MATRIXX ceases to be a wholly owned direct or indirect subsidiary of CBI or a change in which substantially all of the assets of MATRIXX are sold to another company which is not a wholly owned direct or indirect subsidiary of CBI. Employer or any successor of Employer shall pay to Employee (within 30 days after Employee's resignation) an amount equal to the greater of: (i) $675,000, and (ii) 2.99 times his annual Base Salary in effect immediately prior to the Change in Control.

          (E)  Upon Employer's payment of the required payments under this
Section 13, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which he may participate during his employment with Employer shall be paid pursuant to the provisions of such plans at such times as any such amounts become payable to Employee. It is further understood that for purposes of this
Section 13, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 8, 9, 10, 11 and 12 hereof, the terms of which shall survive the termination of this Agreement.

     14. ASSIGNMENT. As this is an agreement for personal services involving a relation of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee except for the right of his estate to receive any payments due Employee upon his death. Employer expressly reserves the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal Revenue Code of 1986, as it may from time to time be amended or restated.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered by the sending party personally or by certified mail to Employee at his place of residence as then recorded on the books of Employer or to Employer at its principal office.

     16. WAIVER. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer on and after December 31, 1993. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement. This Agreement amends and suspends all prior agreements and understandings of the parties with respect to Employee's employment by Employer.

     19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     20. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 14 above, this Agreement shall be binding upon Employee, Employer and their successors and assigns. Employer further expressly agrees that in the event it shall merge or consolidate with, or be acquired by, any other entity, the continuing entity resulting from such merger, consolidation or acquisition shall be obligated to perform the duties and obligations of Employer as set forth in this Agreement. Employer further agrees that in the event it should voluntarily dissolve and liquidate the assets and business of Employer, it will undertake to have the terms and provisions of this Agreement fulfilled prior to the distribution or disposal of Employer's assets.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              EMPLOYER:

                              CINCINNATI BELL INC.


                              By:/s/ David J. Lahey
                              -------------------------
                              David J. Lahey

                              EMPLOYEE:


                              /s/ James F. Orr
                              ------------------------
                              James F. Orr

                                       -15

                                                                       EXHIBIT A


                             RESTRICTED STOCK AWARD
                             UNDER THE PROVISIONS OF
                            THE CINCINNATI BELL INC.
                          1988 LONG TERM INCENTIVE PLAN



Name of Employee:  James F. Orr
                 ------------------
Award Date:  ______________________
Number of Restricted Shares: 20,000
                            -------

     Pursuant to the provisions of the Cincinnati Bell Inc. 1988 Long Term Incentive Plan (the "Plan"), a copy of which has been delivered to you, the Compensation Committee of the Board of Directors of Cincinnati Bell Inc. (the "Compensation Committee") has granted you an award of 20,000 common shares, par value $1.00 per share, of Cincinnati Bell Inc. (the "Shares"), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.

     1. SECURITIES SUBJECT TO THIS AGREEMENT. This agreement is made with respect to the Shares and any securities (including additional common shares of Cincinnati Bell Inc. (the "Company")) issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or recapitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Reference herein to the Shares shall include any such securities issued in respect of the Shares.

     2.   RIGHTS OF OWNERSHIP.  Except for the Restrictions (as defined in
     Section 3 hereof) and subject to the provisions regarding forfeiture set forth in Section 7 hereof, you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

     3. RESTRICTIONS. Neither the shares nor any interest therein may be transferred or conveyed by you in any manner whatsoever, whether or not for consideration (the "Restrictions"), except upon the passage of time or occurrence of events as specified in Sections 4, 5 and 6 hereof.

     4.   LAPSE.

          (a) The Restrictions shall lapse and be of no further force or effect as to:

               (i)  12,000 shares on December 31, 1996

               (ii)  4,000 Shares on December 31, 1997

               (iii) 4,000 Shares on December 31, 1998

     5. TERMINATION OF RESTRICTIONS - DEATH. In the event of your death while employed by the Company or any of its subsidiaries and on or prior to a Date of Lapse, the Restrictions shall terminate and be of no further force or effect, effective as of the date of death, with respect to the number of Shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from the Date of Grant of the then restricted Shares through the date of your death bears to the number of days from the Date of Grant to the Date of Lapse. Any Shares which remain subject to the Restrictions after the calculations prescribed in the preceding sentences shall be forfeited to the Company as of your date of death. Upon the Restrictions terminating with respect to certain Shares, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto by reason of your death, may transfer the unrestricted Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or in the absence of any will under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

     6. TERMINATION OF RESTRICTIONS - DISABILITY. If you (a) shall become disabled and as a result thereof cease to be an employee of the Company or any of its subsidiaries under and pursuant to applicable disability provisions of any employment contract to which you and the Company or any of its subsidiaries are parties or, (b) shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and if as the result thereof the Compensation Committee approves the termination of your employment within 12 months following the first day of the 12 consecutive week period on terms that include the right to transfer the Shares free of the Restrictions, then and in either such event the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee in the same manner as prescribed in the event of death outlined in Section 5 above.

     7. FORFEITURE. If you cease to be an employee of the Company or any of its subsidiaries, except as provided in Section 4, 5 and 6 hereof, any Shares which remain subject to the Restrictions as of the date such employment terminates shall be at once forfeited to the Company as of the date of such termination of employment (the "Forfeiture Date"). Upon such forfeiture all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you have executed and delivered to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 7 to (i) date (as of the Forfeiture Date) those stock powers relating to Shares that remain subject to the Restrictions as of the Forfeiture Date and (ii) present such stock powers and the certificates to which they relate to the Company's transfer agent or other appropriate party of the sole purpose of transferring the forfeited Shares to the Company.

     8.   MATTERS RELATING TO CERTIFICATES.

          (a) Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 8.

          (b) Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CINCINNATI BELL INC., DATED AS OF _____________, 1994 AND MAY NOT BE TRANSFERRED BY THE HOLDER, EXCEPT AS PROVIDED BY THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON DEPOSIT WITH THE SECRETARY OF CINCINNATI BELL INC, AND WHICH WILL BE MAILED TO A SHAREHOLDER OF CINCINNATI BELL INC. WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

          Upon the lapse or termination of the Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company's transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extent appropriate, in your name and without the foregoing legend. Any Shares evidenced by such certificate which remain subject to the Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in exchange, if applicable, for a stock power relating to any Shares which remain subject to the Restrictions).

     9. INTERPRETATION. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

     10. WITHHOLDING. In connection with the award of Shares to you and any dividend payments made while such Shares remain subject to restrictions hereunder, the Company will withhold or cause to be withheld from your salary payments such amounts of tax at such times as may be required by law to be withheld with respect to the Shares and/or dividends, provided that if your salary is not sufficient for such purpose, you shall remit to the Company, on request, the amount required for such withholding taxes.
     Within 45 days after issuance of the certificates representing the Shares, you shall advise the Company in writing whether or not you have made an election, under Section 83(b) of the Internal Revenue Code of 1986, to include the fair market value of the Shares in your gross income for the calendar year in which the certificates are issued.

     11. NOTICES. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United Sates mail, first class postage prepaid, and addressed as follows:

     TO THE COMPANY:  Cincinnati Bell Inc.
                      201 East Fourth Street, 102-200
                      Cincinnati, Ohio 45202
                      Attention:  Secretary of the Compensation Committee

     TO THE EMPLOYEE: _________________________________
                      _________________________________
                      _________________________________

     or to any other address as to which notice has been given in the manner herein provided.

     12. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provision of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

     Please indicate your acceptance by signing at the place provided and returning this Agreement.

                                   COMPENSATION COMMITTEE OF
                                   THE BOARD OF DIRECTORS OF
                                   CINCINNATI BELL INC.



Dated:________                     By:________________________________
                                      Senior Vice President - Administration



Dated: 12/14/93                         /s/ James F. Orr
                                        ------------------------------
                                        Accepted and Agreed

                                                                     EXHIBIT (B)


                              3 YEAR INCENTIVE PLAN
                                  AWARD FORMULA

                                   (J.F. ORR)


                   CUMULATIVE
               OPERATING INCOME              AWARD AMOUNT
                   (MILLIONS)                   ($000)
                    0 - 55.79                     0

               AT   55.80                         100

                    55.81- 75.80                  100-300 (1)

                    >75.80                        300 + (2)


(1) THE INCENTIVE AWARD IS CALCULATED BY ADDING 1% OF THE EXCESS CUMULATIVE OPERATING INCOME OVER $55,800,000 TO THE BASE AMOUNT OF $100,000.

(2) THE INCENTIVE AWARD IS CALCULATED BY ADDING 2% OF THE EXCESS CUMULATIVE OPERATING INCOME OVER $75,800,000 TO THE BASE AMOUNT OF $300,000. IF CUMULATIVE OPERATING INCOME IS IN EXCESS OF $75,800,000, THERE IS NO CAP ON THE AMOUNT OF THE INCENTIVE AWARD WHICH MAY BE PAID.